CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SinoFresh HealthCare, Inc., a Florida corporation (the "Company"), on Form 10-QSB for the quarter ended September 30, 2003, as filed with the Securities and Exchange Commission (the "Report"), Charles Fust, Chief Executive Officer of the Company and Steves Rodriguez, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Charles Fust Charles Fust
-----------------------------
Chief Executive Officer
November 13, 2003


/s/ Steves Rodriguez
-----------------------------
Steves Rodriguez
Chief Financial Officer
November 13, 2003


[A signed original of this written statement required by Section 906 has been provided to SinoFresh HealthCare, Inc. and will be retained by SinoFresh HealthCare, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]